Exhibit 99.1

Eargo Effects 1-for-20 Reverse Stock Split

SAN JOSE, Calif., Jan. 17, 2023 (GLOBE NEWSWIRE) – Eargo, Inc. (“Eargo” or the “Company”) (Nasdaq: EAR), a medical device company on a mission to improve the quality of life for people with hearing loss, today announced that it has filed a Certificate of Amendment (the “Amendment”) to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the previously announced 1-for-20 reverse stock split of the Company’s common stock (the “Reverse Stock Split”).

The Company’s common stock is expected to begin trading on a split-adjusted basis on The Nasdaq Stock Market LLC (“Nasdaq”) at market open on January 18, 2023. The Company’s common stock will continue to trade on Nasdaq under the trading symbol “EAR”, but will trade under the following new CUSIP number: 270087208.

As a result of the Reverse Stock Split, every 20 shares of common stock issued and outstanding as of the effective time of the Amendment will be automatically reclassified into one share of common stock. The Reverse Stock Split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s common stock, except to the extent that the Reverse Stock Split results in some stockholders owning a fractional share. No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders of record who would otherwise be entitled to receive a fractional share are entitled to a cash payment in lieu of such fractional share.

As a result of the Reverse Stock Split, proportionate adjustments were made to the per share exercise price and the number of shares issuable upon the exercise or vesting of all outstanding stock options and restricted stock unit awards, which will result in a proportional decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such stock options and restricted stock unit awards, and, in the case of stock options, a proportional increase in the exercise price of all such stock options. In addition, the number of shares reserved for issuance under the Company’s equity plans immediately prior to the effective time of the Amendment will be reduced proportionately.

The par value of the common stock will remain unchanged at $0.0001 per share after the Reverse Stock Split, and the number of authorized shares of common stock will remain at 450 million shares.

About Eargo

Eargo is a medical device company on a mission to improve hearing health. Our innovative products and go-to-market approach address the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost. We believe our Eargo hearing aids are the first virtually invisible, rechargeable, completely-in-canal, FDA-regulated devices indicated to compensate for mild to moderate hearing loss. Our differentiated, consumer-first approach empowers consumers to take control of their hearing. Consumers can purchase online, at retail locations or over the phone and get personalized and convenient consultation and support from hearing professionals via phone, text, email or video chat. Eargo hearing aids are offered to consumers at approximately half the cost of competing hearing aids purchased through traditional channels in the United States.

Related Links
http://eargo.com

Investor Contact
Nick Laudico
Senior Vice President of Corporate Strategy and Investor Relations
ir@eargo.com

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding the Company’s expectations regarding when the common stock will begin trading on a post-split basis on Nasdaq. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks, uncertainties and assumptions related to: the extent to which the Company may be able to validate processes to support the submission of claims for reimbursement from the FEHB program or other insurance programs in the future, if at all, and the Company’s ability to maintain or increase insurance coverage of Eargo hearing aids; the timing or results of ongoing claims audits and medical records reviews by third-party payors; the impact of third-party payor audits and the regulatory landscape for hearing aid devices on the Company’s business and results of operations; the Company’s expectations concerning additional orders by existing customers; the Company’s expectations regarding the potential market size and size of the potential consumer populations for its products and any future products, including insurance coverage of Eargo hearing aids; the Company’s ability to release new hearing aids and the anticipated features of any such hearing aids; developments and projections relating to the Company’s competitors and its industry, including competing products; the Company’s ability to maintain its competitive technological advantages against new entrants in its industry; the pricing of the Company’s hearing aids; the Company’s expectations regarding the ability to make certain claims related to the performance of its hearing aids relative to competitive products; the Company’s expectations with regard to changes in the regulatory landscape for hearing aid devices, including the implementation of the OTC hearing aid regulatory framework and the Company’s assessment, ability and timing for compliance with the new requirements; and the Company’s estimates regarding the COVID-19 pandemic, including, but not limited to, its duration and its impact on the Company’s business and results of operations. These and other risks are described in greater detail under the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission. Any forward-looking statements in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, are based on current expectations, forecasts and assumptions, and speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.